UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 15, 2017

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	000-23125	33-0238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Private Placement of Convertible Senior Notes

On February 15, 2017, OSI Systems, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and the other initial purchasers named in Schedule A thereto (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell, severally and not jointly, and the Initial Purchasers agreed, severally not jointly, to purchase, subject to the terms and conditions set forth in the Purchase Agreement, $250 million aggregate principal amount of the Company’s 1.25% Convertible Senior Notes due 2022 (the “Notes”). The Company also granted the Initial Purchasers, acting severally and not jointly, an option to purchase up to an additional $37.5 million aggregate principal amount of Notes, solely to cover over-allotments. The Purchase Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

On February 22, 2017, the Company closed the issuance and sale of $250 million aggregate principal amount of Notes to the Initial Purchasers pursuant to the Purchase Agreement.  Neither the Notes nor the shares of common stock of the Company, par value $0.001 per share (“Common Stock”) issuable upon conversion thereof, if any, have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other securities laws. The Notes were offered and sold to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers anticipate selling the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Company used approximately $35 million of the net proceeds from the sale of the Notes to repurchase 451,600 shares of Common Stock from purchasers of the Notes. The Company intends to use approximately $208.4 million of the net proceeds from the sale of the Notes to repay a portion of the revolving credit borrowings under its existing credit facility. The remaining net proceeds from the sale of the Notes, if any, will be used for general corporate purposes.

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of February 22, 2017, between the Company and Branch Banking and Trust Company, as trustee (the “Trustee”). The Notes bear interest at a rate of 1.25% per year, payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2017. The Notes will mature on September 1, 2022, unless earlier converted, redeemed or repurchased. Upon conversion, holders of the Notes will receive cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Company’s election.

If the Company undergoes a fundamental change (as defined in the Indenture), subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes. The fundamental change repurchase price for the Notes generally will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Holders may surrender their Notes for conversion at any time prior to the close of business on the business day immediately preceding March 1, 2022 only upon the satisfaction of certain conditions relating to the closing sale price of the Common Stock, the trading price per $1,000 principal amount of Notes, specified corporate events or the Company’s call for redemption of any or all of the Notes. On or after March 1, 2022 until the close of business on the business day immediately preceding the maturity date, holders of Notes may surrender their Notes for conversion at any time, regardless of the foregoing circumstances.

The initial conversion rate is 9.3056 shares of Common Stock for each $1,000 principal amount of Notes, which represents an initial conversion price of approximately $107.46 per share of Common Stock. The conversion rate is subject to adjustment in certain circumstances.

The Company may not redeem the Notes prior to March 6, 2020. The Company may redeem for cash all or any portion of the Notes, at the Company’s option, on or after March 6, 2020 upon the satisfaction of certain conditions relating to the closing sale price of the Common Stock at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

If an event of default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes to be due and payable immediately. In the case of an event of default arising out of certain events of bankruptcy, insolvency or reorganization (as set forth in the Indenture), the principal amount of the Notes and accrued and unpaid interest, if any, will automatically become immediately due and payable.

The Notes are senior unsecured obligations of the Company and rank (i) senior in right of payment to any indebtedness of the Company that is expressly subordinated in right of payment to the Notes; (ii) equal in right of payment to any unsecured indebtedness of the Company that is not so subordinated; (iii) effectively junior in right of payment to any secured indebtedness of the Company, including the Company’s credit facility, to the extent of the value of the assets securing such indebtedness; and (iv) structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries, as well as any existing and future indebtedness of the Company that may be guaranteed by the Company’s subsidiaries to the extent of such guarantee, including the guarantees of certain subsidiaries of the Company under the Company’s existing credit facility.

The preceding description is qualified in its entirety by reference to the Purchase Agreement, Indenture and the form of Note, copies of which are attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure required by this Item 3.02 is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1                               Purchase Agreement, dated February 15, 2017, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and the other initial purchasers named in Schedule A thereto

4.1                               Indenture (including the form of Note) related to the 1.25% Convertible Senior Notes due 2022, dated as of February 22, 2017, between the Company and Branch Banking and Trust Company, as trustee

4.2          Form of 1.25% Convertible Senior Note due 2022 (included in Exhibit 4.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: February 22, 2017

	By:	/s/ Alan Edrick
Alan Edrick
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Purchase Agreement, dated February 15, 2017, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and the other initial purchasers named in Schedule A thereto

4.1	Indenture (including the form of Note) related to the 1.25% Convertible Senior Notes due 2022, dated as of February 22, 2017, between the Company and Branch Banking and Trust Company, as trustee

4.2	Form of 1.25% Convertible Senior Note due 2022 (included in Exhibit 4.1)